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                                                                   EXHIBIT 99.3

  [X] Please mark
    your vote as
    this
                           H. F. AHMANSON & COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of H. F. Ahmanson & Company, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus relating to the Company's merger with Washington Mutual, Inc. pursuant to an Agreement and Plan of Merger, dated as of March 16, 1998, and the transactions contemplated thereby, and the undersigned revokes all other proxies and appoints
and         , and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Stockholders and at any adjournments or postponements thereof in connection therewith to vote and represent all of the shares of the Company's Common Stock which the undersigned would be entitled to vote.

1. To adopt the Merger Agreement and to approve the transactions contemplated by the Merger Agreement.
  [_]  FOR              [_]  AGAINST               [_]  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL 1. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                 Dated:   _____________________________________


                           Signature(s)   _____________________________________

                                          _____________________________________

                                          NOTE: Please sign exactly as your
                                          name appears hereon. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give
                                          full title as such. If shares are
                                          held jointly, each holder should
                                          sign.